Exhibit 3.50.1

LP 201 Submit In Duplicate 5.00 filing fee. See other side for acceptable forms of payment.	JIM EDGAR Secretary of State State of Illinois CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)			Validation Only

Pursuant to the provisions of the Revised Uniform Limited Partnership Act, the undersigned limited partnership hereby amends its certificate of limited partnership.

1.	The limited partnership’s name is:	The Ponds of Pembroke Limited Partnership.		(Note 1)

2.	The Federal Employer Identification Number (F.E.I.N.) is:		To be applied for.	(Note 2)

3.	This certificate of limited partnership is effective on: (Check one)
	a) ☒			the filing date, or
	b) ☐	another date not more than 30 days subsequent to the filing date. Specify:

4.	The limited partnership’s registered agent’s name and registered office address is:

	Registered Agent:	Rudnik	Robert	James
	Last Name		First Name	Middle Name

c/o The Prime Group, Inc.
Firm Name (if any)

	Registered Office: P.O. Box alone is unacceptable)	200 West Madison Street		Suite 1950
		Number	Street	Suite #
	Chicago		Cook Illinois	60606
	City		County	Zip Code

5.	The address, including county, of the office at which the records required by Section 104 are to be kept is:
c/o The Prime Group, Inc., 200 West Madison Street, Suite 1950,
	Cook County, Chicago, Illinois 60606		.	(Note 3)

6.	The limited partnership’s purpose(s) is:	See Exhibit A attached hereto.
.
7.	The latest date upon which the limited partnership is to dissolve is:		December 31, 2026.

8.	The total aggregate amount of cash and the aggregate agreed value of other property or services contributed by the partners
	and which they have agreed to contribute is $	1,000.

9.	The agreement, if any, regarding a partner’s termination of membership and distribution rights must be explained on a plain
	white 8-1/2” x 11” sheet, which must be stapled to this form.		See Exhibit B attached hereto.

10.	The names (last name first) and business addresses of all general partners must be listed:			See Exhibit C attached hereto.

	General Partner’s Name			Business Address

	General Partner’s Name			Business Address

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

All general partners are required to sign the certificate of limited partnership.
	The Pounds of Pembroke, Inc.			Kilico Realty Corp.
By:	/s/ Robert J. Rudnik		By:	/s/ Richard S. Curto
	Signature			Signature

	Robert J. Rudnik, Vice President			Richard S. Curto, Vice President
	Name (please print or type)			Name (please print or type)

If additional space is needed, this list must be continued in the same format on a plain white 8-1/2” x11” sheet, which must be stapled to this form. Number of additional pages: 3.